Exhibit 10.1

                 FOURTH AMENDMENT TO SECURED CREDIT AGREEMENT

	This Fourth Amendment to Secured Credit Agreement (this "Agreement") is dated as of August 11, 1999, and is between Platinum Entertainment, Inc., a Delaware corporation (the "Borrower"), and First Source Financial LLP, an Illinois limited liability partnership, as Agent for Lenders party to the Secured Credit Agreement (as defined below) (the "Agent").

                                RECITALS

    WHEREAS, the parties hereto are parties to that certain Secured Credit Agreement, dated as of July 31, 1998 (as amended by that certain First
Amendment to Secured Credit Agreement, dated as of November 1, 1998, that certain Second Amendment to Secured Credit Agreement, dated as of January ___, 1999, and that certain Third Amendment to Secured Credit Agreement, dated as of April 14, 1999, and as from time to time further amended, restated, supplemented or otherwise modified and in effect, the "Secured Credit Agreement"); and

    WHEREAS, Borrower and Lenders desire to amend the Secured Credit Agreement to make certain changes thereto and to correct certain matters, all as set forth below.

    NOW THEREFORE, in consideration of the mutual agreements contained herein, the parties hereto agree as follows:

                                  AGREEMENT

    1. Definitions. Capitalized terms used but not otherwise defined herein shall have the meanings as set forth in the Secured Credit Agreement.

    2. Amendments to Secured Credit Agreement. The Secured Credit Agreement is hereby amended as follows:

        (a) The definition of "Borrowing Base" set forth in Section 1.1 of the Secured Credit Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

                "Borrowing Base" shall mean an amount equal to:  (i) eighty percent (80%) of the face amount (less maximum discounts, credits and allowances which may have been taken by or granted to Account Debtors in connection therewith) then outstanding of existing Eligible Accounts minus (ii) the then current Return Credit Reserve, plus (iii) the lesser of (x) fifty percent (50%) of the book value of Borrower's then existing finished goods portion of Eligible Inventory and (y) the Inventory Sublimit (the book value of Eligible Inventory to be determined at the lower of cost (determined on a first-in-first-out ("FIFO") basis) or market), plus (iii) the lesser of (x) fifty percent (50%) of the Music Catalog Appraised Value and
            (y) $25,000,000.

        (b) Section 2.7 of the Secured Credit Agreement is hereby amended by inserting the following new Section 2.7(c) immediately following
    Section 2.7(b):

            (c) Upon receipt by Borrower of the Assets Sale Proceeds from the Country Publishing Sale, Borrower shall make a mandatory prepayment of Revolving Loans outstanding in an amount equal to 50% of such Asset Sale Proceeds. Each such payment shall be accompanied by accrued interest on such principal amount and amounts payable under
        Section 4.4(f), if any. Concurrently with the payment set forth in this
        Section 2.7(c), the Revolving Commitment shall be reduced by an amount equal to such payment. As used in this Section 2.7(c), "Asset Sale Proceeds" shall mean the aggregate cash proceeds payable to Borrower in connection with the Country Publishing Sale after deduction of all reasonable, customary and documented costs and expenses (including, without limitation, taxes) of such Country Publishing Sale.

        (c) Section 11.12 of the Secured Credit Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

            SECTION 11.12 Mergers, Consolidations, Sales. Not, nor shall it permit any Subsidiary to, (a) be a party to any merger or consolidation or purchase or otherwise acquire all or substantially all of the assets or stock of any class of, or any partnership or joint venture interest or other interest in, any other Person other than (i) the House of Blues Venture and (ii) other joint ventures entered into in Borrower's ordinary course of business with respect to the music or related entertainment business; provided, that Borrower continues to won, free and clear of any interest of the joint venture (other than allocation of profits therefrom), all music rights and recording product used in such joint venture; or (b) sell, transfer, convey or lease all or any substantial part of its assets or sell or assign with or without recourse any Account, other than (i) any sale of inventory in the ordinary course of business; provided, that the sale, transfer, conveyance or lease of assets shall be in addition subject to the limitations set forth in the Collateral Documents and (ii) a sale of all or substantially all of the assets of the Double J Music, Victoria Kay Music (ASCAP) and John Juan Music (BMI) divisions of Borrower (the "Country Publishing Sale") for cash at a price determined to be fair and reasonable by Borrower's board of directors; provided, that no Event of Default or Unmatured Event of Default exists after giving effect to such sale.

        (d) Exhibit 1.2 of the Secured Credit Agreement is hereby amended by deleting it in its entirety and replacing it with Exhibit 1.2 attached hereto and made a part hereof.

    3. Representations and Warranties. To induce Agent to enter into this Agreement and to make all future Loans under the Secured Credit Agreement, Borrower represents and warrants to Agent that:

       (a) Due Authorization, etc. The execution, delivery and performance by Borrower of this Agreement are within its corporate powers, have been duly authorized by all necessary corporate action, have received all necessary governmental approval (if any shall be required), and do not and will not contravene or conflict with any Requirement of Law or Contractual Obligation binding upon such entity. This Agreement is the legal, valid, and binding obligation of Borrower enforceable against Borrower in accordance with its respective terms.


       (b) Certain Agreements. To the best of Borrower's knowledge, on the date hereof all warranties of the Borrower thereto set forth in the Secured Credit Agreement are true and correct in all material respects, without any waiver or modification thereof and no default of any party exists under the Secured Credit Agreement or any Related Document.

       (c) Financial Information. All balance sheets, all statement of operations, of shareholders' equity and of changes in financial position, and other financial data which have been or shall hereafter be furnished to Agent for the purposes of or in connection with this Agreement have been and will be prepared in accordance with GAAP consistently applied throughout the periods involved and do and will, present fairly the financial condition of the entities involved as of the dates thereof and the results of their operations for the periods covered thereby.

       (d) Litigation. No material litigation (including, without limitation, derivative actions), arbitrations, governmental investigation or proceeding or inquiry shall, on the date hereof, be pending which was not previously disclosed in writing to Agent and no material adverse development shall have occurred in any litigation (including, without limitation, derivative actions), arbitration, government investigations, or proceeding or inquiry previously disclosed to Agent in writing.

    4. Conditions to Effectiveness. This Agreement shall be effective as of the date hereof upon the satisfaction of the conditions set forth in this Section 4 and delivery of the following documents to Agent on or prior to the date hereof (unless another date is specified), in form and substance satisfactory to Agent:

       (a) Amendment. Borrower shall have delivered to Agent executed originals of this Agreement.

       (b) Consents and Acknowledgments.       Borrower shall have obtained all
    consents, approvals and acknowledgments which may be required with respect to the execution, delivery and performance of this Agreement.

       (c) No Default. As of the date hereof after giving effect to this Agreement no Unmatured Event of Default or Event of Default under any Related Document shall have occurred and be continuing.

    5. Affirmation of Guaranties.

    Each Guarantor (i) consents to and approves the execution and delivery of this Agreement by Borrower and Agent, (ii) agrees that this Agreement does not nor shall it limit or diminish in any manner its obligations under its Guaranty or under any of the other Related Documents to which it is a party, (iii) agrees that this Agreement shall not be construed as requiring the consent of any Guarantor in any other circumstance, (iv) reaffirms its obligations under its Guaranty and all of the other Related Documents to which it is a party, and (v) agrees that its Guaranty and such other Related Documents remain in full force and effect and are each hereby ratified and confirmed.

    6. Miscellaneous.

       (a) Captions. Section captions used in this Agreement are for convenience only, and shall not affect the construction of this Agreement.

       (b) Governing Law. This Agreement shall be a contract made under and governed by the laws of the State of Illinois, without regard to conflict of laws principles. Wherever possible each provision of this Agreement shall be interpreted in such manner to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provision of this Agreement.

       (c) Counterparts. This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

       (d) Successors and Assignees. This Agreement shall be binding upon Borrower, the Lenders and Agent and their respective successors and assignees, and shall inure to the sole benefit of Borrower, Agent and each Lender and their successors and assignees.

       (e) References. Any reference to the Secured Credit Agreement contained in any notice, request, certificate, or other document executed concurrently with or after the execution and delivery of this Agreement shall be deemed to include this Agreement unless the context shall otherwise require.

       (f) Continued Effectiveness. Notwithstanding anything contained herein, the terms of this Agreement are not intended to and do not serve to effect a novation as to the Secured Credit Agreement, any Note or any of the Collateral Documents provided to furnish security therefor. The parties hereto expressly do not intend to extinguish the Secured Credit Agreement, any Note or the Collateral Documents. Instead, it is the express intention of the parties hereto to reaffirm the existence of the indebtedness created under the Secured Credit Agreement which is evidenced by Notes and secured by the various Collateral Documents. The Secured Credit Agreement and each of the Related Documents as amended hereby remain in full force and effect. The execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy of the Lenders or Agent under the Secured Credit Agreement or any Related Document to which the Lenders and Agent are a party nor constitute a waiver of any provision in or Event of Default or Unmatured Event of Default (now or hereafter existing) under the terms of the Secured Credit Agreement or any Related Document.

       (g) Fees and Expenses. In accordance with Section 14.4 of the Secured Credit Agreement, Borrower agrees to pay on demand all fees, costs and expenses incurred by Agent and the Lenders in connection with the preparation, execution and delivery of this Agreement.

                         [signature pages follow]

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers on the date first above written.

                                        PLATINUM ENTERTAINMENT, INC.,
                                          as Borrower:

                                        By: /s/ DOUGLAS C. LAUX
                                        Name Printed: DOUGLAS C. LAUX
                                        Title: CHIEF FINANCIAL OFFICER


                                        FIRST SOURCE FINANCIAL LLP,
                                        as a Lender and as Agent

                                        By:     First Source Financial, Inc.,
                                        Its:    Manager

                                        By: /s/ JOHN P. THACKER
                                        Name Printed: JOHN P. THACKER
                                        Title: SENIOR VICE PRESIDENT

                                        LEXICON MUSIC, INC., as Guarantor

                                        By: /s/ DOUGLAS C. LAUX
                                        Name Printed: DOUGLAS C. LAUX
                                        Title: CHIEF FINANCIAL OFFICER

                                        PEG PUBLISHING, INC., as Guarantor

                                        By: /s/ DOUGLAS C. LAUX
                                        Name Printed: DOUGLAS C. LAUX
                                        Title: CHIEF FINANCIAL OFFICER

                                        ROYCE PUBLISHING, INC., as Guarantor

                                        By: /s/ DOUGLAS C. LAUX
                                        Name Printed: DOUGLAS C. LAUX
                                        Title: CHIEF FINANCIAL OFFICER

                                        JUSTMIKE MUSIC, INC., as Guarantor

                                        By: /s/ DOUGLAS C. LAUX
                                        Name Printed: DOUGLAS C. LAUX
                                        Title: CHIEF FINANCIAL OFFICER